EXHIBIT 10.1

LOAN AGREEMENT

9511345607
Account Number

This Loan Agreement (the “Agreement”) is made this 7th day of March 2008 by and between BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (“Bank”), and:

TARGACEPT, INC., a Delaware corporation (“Borrower”), having its chief executive office at Winston Salem, North Carolina.

The Borrower has applied to Bank for and the Bank has agreed to make, subject to the terms of this Agreement, the following loan(s) (hereinafter referred to, singularly or collectively, if more than one, as “Loan”):

Loan Facility. Bank hereby extends to Borrower, and Borrower accepts from Bank, its commitment to provide a non-revolving loan facility (the “Loan Facility”) to fund up to four (4) individual term loans on the terms and conditions, and for the purposes, set forth in this Agreement. Bank’s aggregate commitment to lend under the Loan Facility is up to FIVE MILLION THREE HUNDRED THOUSAND DOLLARS ($5,300,000), and no more. In no event shall the aggregate amount of principal outstanding under the Loan Facility exceed FIVE MILLION THREE HUNDRED THOUSAND DOLLARS ($5,300,000), regardless of the number of individual fundings thereunder.

Purpose. Proceeds of the Loan Facility shall be used solely for the purchase of equipment, furnishings, software and other fixed assets as well as, at Borrower’s sole discretion, for the potential refinancing of existing indebtedness to R.J. Reynolds Tobacco Holdings, Inc. or its affiliates incurred for the purchase of existing fixed assets (“Existing Indebtedness”). The Borrower hereby certifies that no part of any real property acquired with the proceeds of or serving as collateral for the Loan offered herein, if any, has been acquired through the exercise of eminent domain by a governmental authority and will be used by the Borrower for private purposes, and, for clarification, no part of the Loan Facility may be used for the acquisition by Borrower of an interest in real property.

Funding. Funding of the Loan Facility may take place in up to four Loans (each a “Tranche”) which in total may not exceed the aggregate amount of the Loan Facility. Each Tranche funding may be made up to a maximum of 75% of the purchase price of the assets being financed (additional collateral with a value satisfactory to Bank may be provided to allow funding of up to 100% of the purchase price of the assets being financed). Tranches may be funded at Borrower’s request any time prior to October 1, 2008.

Promissory Notes. Each Tranche shall be evidenced by a separate promissory note, executed by Borrower and payable to Bank, in the amount of such Tranche (individually a “Note” and collectively, the “Notes”). The principal amount of each Tranche, together with all interest accrued thereon, shall be repaid in equal monthly amortizing payments over the period of repayment as described below. Each Note representing a Tranche shall be, and hereby is, subject to cross-default with respect to each other Note. The terms of each Note are incorporated into this Agreement by this reference as if set forth herein.

Interest Rate. Each Tranche shall bear interest at the Borrower’s option of: (1) the 30 Day LIBOR Rate plus two and fifteen-hundredths percent (2.15%) per annum, as adjusted monthly on the first day of each month, or (2) a fixed rate to be calculated by Bank at the closing of said Tranche equal to the Bank’s fixed rate cost of funds index corresponding to the term/amortization of the Tranche plus two and fifteen-hundredths percent (2.15%) per annum. All interest shall be computed and charged for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days.

Repayment Terms. Each Tranche shall be repaid over a period not to exceed four (4) years in equal monthly installments of principal and interest. Borrower shall indicate prior to the closing of each such Tranche the period over which it desires to repay the Tranche and the installment amount shall be determined based on such period. Should the applicable rate of interest increase, Bank reserves the right set forth in Section 10.06.

Prepayment Fee. Should Borrower elect the fixed rate option for any Tranche, each prepayment of the principal of such Tranche, in whole or in part and whether voluntary, mandatory, upon acceleration or otherwise, shall be accompanied by the prepayment fee described below. The prepayment fee due to Bank shall equal 1% of the prepayment amount if made during the first 36 months of the term for such Tranche. For clarity, no prepayment fee shall be due or payable with respect to any prepayment by Borrower of all or any portion of the principal of a Tranche (i) with respect to which Borrower had not elected the fixed rate option or (ii) that occurs after the first 36 months of the term of such Tranche.

Closing Costs. The Borrower agrees to pay any and all legal fees, recording fees, appraisal fees, documentary stamp and intangible taxes, and all other costs incurred by Bank in connection with the making, documenting, and closing the Loan Facility and any Tranche thereunder, said legal fees not to exceed $5,000 in the aggregate unless unusual and unreasonable circumstances arise in negotiation and completion of the Loan Documents.

Additional Terms. Additional terms, conditions and covenants of this Agreement are described in other schedules attached hereto, the terms of which are incorporated herein by reference. The Note evidencing each Tranche shall include all extensions, renewals, modifications and substitutions thereof.

Collateral. To secure payment of the Loan and each Tranche, Borrower shall grant, pledge, and convey to Bank a first priority security interest in the specific Equipment (including all accessions thereto), Furnishings, Fixtures, Software, and other fixed assets and all proceeds thereof owned or acquired by Borrower with the proceeds, in whole or in part, of the Loan Facility. Additional unencumbered equipment or other fixed assets with sufficient appraised value, as determined by Bank in its sole discretion, may be pledged by Borrower to fund up to 100% of the purchase price of the assets being financed as noted above. Each Note representing a Tranche shall be, and hereby is, cross-collateralized with each other Note.

Section 1 Conditions Precedent

The Bank shall not be obligated to make any disbursement under the Loan Facility until all of the following conditions have been satisfied by proper evidence, execution, and/or delivery to the Bank of the following items in addition to this Agreement, all in form and substance satisfactory to the Bank and the Bank’s counsel in their sole discretion:

USA Patriot Act Verification Information: Information or documentation, including but not limited to the legal name, address, tax identification number, driver’s license, and date of birth (if the Borrower is an individual) of the Borrower sufficient for the Bank to verify the identity of the Borrower in accordance with the USA Patriot Act.

Note(s): The Note(s), substantially in the form of Schedule A to this Agreement, evidencing the Tranche(s) duly executed by the Borrower.

Security Agreement(s): Security Agreement(s), substantially in the form of Schedule B to this Agreement, in which Borrower and any other owner (a “Debtor”) of personal property collateral shall grant to Bank a first priority security interest in the personal property specified therein. (If Bank has or will have a security interest in any collateral which is inferior to the security interest of another creditor, Borrower must fully disclose to Bank any and all prior security interests, and Bank must specifically approve any such security interest which will continue during the Loan.)

Control Agreement: A Control Agreement pertaining to Deposit Accounts, Letter-of-Credit Rights and/or Electronic Chattel Paper, to the extent required in connection with the Security Agreement(s).

LOAN AGREEMENT

UCC Financing Statements: Acknowledged copies of UCC Financing Statements duly filed in Borrower’s or other owner’s state of incorporation, organization or residence, and in all jurisdictions necessary, or in the opinion of the Bank desirable, to perfect the security interests granted in the Security Agreement(s), and certified copies of Information Requests identifying all previous financing statements on record for the Borrower or other owner, as appropriate from all jurisdictions indicating that no security interest has previously been granted in any of the collateral described in the Security Agreement(s), unless prior approval has been given by the Bank.

Authorization and Certificate: An Authorization and Certificate executed by Borrower under which Borrower authorizes Bank to file a UCC Financing Statement describing collateral owned by Borrower.

Commitment Fee: A commitment fee (or balance thereof) of $3,000.00 payable to the Bank on the date of execution of this Agreement.

Corporate Resolution: A Corporate Resolution duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery, and performance of the Loan Documents on or in a form provided by or acceptable to Bank.

Articles of Incorporation: A copy of the Articles or Certificate of Incorporation and all other charter documents of the Borrower, all filed with and certified by the Secretary of State of the State of the Borrower’s incorporation.

By-Laws: A copy of the By-Laws of the Borrower, certified by the Secretary of the Borrower as to their completeness and accuracy.

Certificate of Incumbency: A certificate of the Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents.

Certificate of Existence: A certification of the Secretary of State (or other government authority) of the State of the Borrower’s Incorporation or Organization as to the existence or good standing of the Borrower and its charter documents on file.

Insurance: An insurance policy for the replacement cost of the insurable items of the collateral, naming Bank as lienholder/loss payee. The insurance company issuing the policy must be acceptable to Bank.

Appraisal. Prior to the closing of each Tranche, if applicable, an appraisal of any additional equipment, furnishings, and other fixed assets pledged as additional collateral ordered by Bank, indicating a value, when combined with the purchase price of fixed assets to be acquired, equal 133.33% or greater of such Tranche amount. The appraiser must be acceptable to Bank and the value determined therefrom must also be acceptable to Bank.

Additional Documents: Receipt by the Bank of other approvals, agreements or documents as the Bank may reasonably request.

Section 2 Representations and Warranties

The Borrower represents and warrants to Bank that, as of the date of this Agreement and as of the date of any borrowing under the Loan Facility:

2.01. Financial Statements. The balance sheet of the Borrower and its subsidiaries, if any, at December 31, 2006 (audited) and September 30, 2007 and the related Statements of Operations of the Borrower and its subsidiaries, if any, for the nine-month periods ended September 30, 2007 and 2006, the accompanying footnotes together, if applicable, with the accountant’s opinion thereon were prepared in accordance with GAAP (except, in the case of unaudited interim financial statements, for the absence of footnotes and for customary year-end audit adjustments) and fairly reflect the financial condition of the Borrower and its subsidiaries, if any, as of the respective dates thereof, including all contingent liabilities of every type required to be reflected thereon in accordance with GAAP, and the financial condition of the Borrower and its subsidiaries, if any, as reflected therein has not changed materially and adversely from September 30, 2007 to the date of this Agreement. With respect to any borrowing under the Loan Facility made after the date of this Agreement, the financial condition of the Borrower and its subsidiaries, if any, as reflected in the financial statements of Borrower made available to Bank pursuant to Section 3.08 most recently prior to such borrowing has not changed materially and adversely from the date thereof or the end of the period covered thereby to the date of such borrowing.

2.02. Name, Capacity and Standing. The Borrower’s exact legal name is correctly stated in the initial paragraph of the Agreement. If the Borrower is a corporation, general partnership, limited partnership, limited liability partnership, or limited liability company, it warrants and represents that it is duly organized and validly existing under the laws of its state of incorporation or organization; that it and/or its subsidiaries, if any, are duly qualified and in good standing in every other state in which the nature of their business shall require such qualification, and are each duly authorized by their board of directors, general partners or member/manager(s), respectively, to enter into and perform the obligations under the Loan Documents.

2.03. No Violation of Other Agreements. The execution of the Loan Documents, and the performance by the Borrower, and by any and all pledgors (whether the Borrower or other owners of collateral property securing payment of the Loan(s) (hereinafter sometimes referred to as the “Pledgor”)) thereunder will not violate any provision, as applicable, of its articles or certificate of incorporation, by-laws, articles of organization, operating agreement, agreement of partnership, limited partnership or limited liability partnership, or, of any law, other agreement, indenture, note, or other instrument binding upon the Borrower or a Pledgor, or give cause for the acceleration of any of the respective obligations of the Borrower or a Pledgor.

2.04. Authority. All authorizations from and approval by any federal, state, or local governmental body, commission or agency necessary to the making of this Agreement and the other Loan Documents, if any, has been obtained.

2.05. Asset Ownership. The Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements furnished to the Bank, and all such properties and assets are free and clear of mortgages, deeds of trust, pledges, liens, and all other encumbrances except as otherwise disclosed by such financial statements and except for the assets pledged as collateral for the Existing Indebtedness. In addition, each Pledgor of collateral has good and marketable title to such collateral, free and clear of any liens, security interests and encumbrances, except as otherwise disclosed to Bank. Borrower shall have good and marketable title to all of the properties and assets acquired with the proceeds of the Loan Facility.

2.06. Discharge of Liens and Taxes. The Borrower and its subsidiaries, if any, have filed, paid, and/or discharged all taxes or other claims which may become a lien on any of their respective properties or assets, excepting to the extent that such items are being appropriately contested in good faith and for which an adequate reserve (in an amount acceptable to Bank) for the payment thereof is being maintained.

2.07. Regulation U. None of the Loan proceeds shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of the provisions of Regulation U of the Board of Governors of the Federal Reserve System.

2.08. ERISA. To Borrower’s knowledge, each employee benefit plan, as defined by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), maintained by the Borrower or by any subsidiary of the Borrower meets, as of the date hereof, the minimum funding standards of Section 302 of ERISA and all applicable requirements of ERISA and the Internal Revenue Code of 1986, as amended, and no “Reportable Event” nor “Prohibited Transaction” (as defined by ERISA) has occurred with respect to any such plan.

2.09. Litigation. There is no claim, action, suit or proceeding pending or threatened in writing before any court, commission, administrative agency, whether State or Federal, or arbitration which will materially adversely affect the financial condition, operations, properties, or business of the Borrower or its subsidiaries, if any, or the ability of the Borrower to perform its obligations under the Loan Documents.

2.10. Other Agreements. The representations and warranties made by Borrower to Bank in the other Loan Documents, if any, are true and correct in all material respects on the date hereof.

2.11. Binding and Enforceable. The execution of the Loan Documents by Borrower has been duly authorized. The Loan Documents, when executed by both parties, shall constitute valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors’ rights generally or general principles of equity (whether considered in a proceeding in equity or at law).

2.12. Commercial Purpose. The Loan(s) shall not be “consumer transactions,” as defined in the North Carolina Uniform Commercial Code, and none of the collateral was or will be purchased or held primarily for personal, family or household purposes.

LOAN AGREEMENT

Section 3 Affirmative Covenants

The Borrower covenants and agrees that from the date hereof and until such time as Bank is no longer obligated to advance funds under the Loan Documents and payment in full of all indebtedness outstanding under the Loan Documents, unless the Bank shall otherwise consent in writing, Borrower shall:

3.01. Maintain Existence and Current Legal Form of Business. (a) Maintain its existence and good standing in the state of its incorporation or organization, (b) maintain its current legal form of business indicated above, and, (c), as applicable, qualify and remain qualified as a foreign corporation, general partnership, limited partnership, limited liability partnership or limited liability company in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the financial condition, properties, or operations of Borrower.

3.02. Maintain Records. Keep adequate records and books of account, reflecting all financial transactions of the Borrower in accordance with GAAP, consistently applied.

3.03. Maintain Properties. Maintain, keep, and preserve all of its properties (tangible and intangible), including the collateral, necessary for the conduct of its business in good working order and condition, ordinary wear and tear excepted.

3.04. Conduct of Business. Continue to engage in a business of the same general type as now conducted.

3.05. Maintain Insurance. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business, and business interruption insurance if required by Bank in writing, which insurance may provide for reasonable deductible(s). The Bank shall be named as loss payee (Long Form) on a policy which applies to the Bank’s collateral, and the Borrower shall deliver a certificate of insurance at closing evidencing same. Such insurance policy shall provide, and the certificate shall state, that the policy will not be terminated without at least 20 days prior written notice to Bank.

3.06. Comply With Laws. Comply in all respects with all laws, rules, regulations, and orders (including, without limitation, paying before the delinquency of all taxes, assessments, and governmental charges imposed upon it or upon its property, and all Environmental Laws) except where the failure to comply would not have a material adverse effect on the financial condition, properties, or operations of Borrower.

3.07. Right of Inspection. Permit the officers and authorized agents of the Bank, at any reasonable times upon reasonable prior notice, to examine and make copies of the records and books of account of, to visit the properties of the Borrower, and to discuss such matters with any officers, directors, managers, members or partners, limited or general of the Borrower as the Bank deems necessary and proper.

3.08. Reporting Requirements. Furnish to the Bank:

Quarterly Financial Statements: Not more than forty five (45) days after the end of each quarter, a balance sheet and statements of operations and cash flow as of and for the period ended, all prepared in accordance with GAAP consistently applied.

Annual Financial Statements: Not more than one hundred twenty (120) days after the end of each fiscal year, a balance sheet and statement of operations for the period ended, all prepared in accordance with GAAP consistently applied. The financial statements must be audited by a recognized certified public accounting firm.

Borrower’s Certificate of Compliance: A certificate of compliance with the terms and conditions of the Loan Agreement, executed by the Chief Financial Officer of the Borrower, within 45 days of each quarter end (or, for the fourth quarter, within 120 days of year end).

Notice of Litigation: Promptly after the receipt by the Borrower of a written notice or complaint of the institution of any action, suit, and proceeding before any court or administrative agency of any type which, if determined adversely, would reasonably be expected to have a material adverse effect on the financial condition, properties, or operations of the Borrower.

Notice of Default: Promptly upon knowledge thereof, notice of the existence of any Event of Default or any event that, if uncured or discharged within the applicable cure or discharge period, would be an Event of Default under this Agreement or any other Loan Documents.

USA Patriot Act Verification Information: Information or documentation, including but not limited to the legal name, address, tax identification number, driver’s license, and date of birth (if the Borrower is an individual) of the Borrower sufficient for the Bank to verify the identity of the Borrower in accordance with the USA Patriot Act. Borrower shall notify Bank promptly of any change in such information.

Other Information: Such other information as the Bank may from time to time reasonably request.

For purposes of the financial statements required above, the financial statements of Borrower filed with the Securities and Exchange Commission shall be acceptable provided that such statements are provided to Bank within the time periods required above.

3.09. Deposit Accounts. Maintain depository account(s) including a minimum amount equal to the lesser of US$20,000,000 or 35% of Borrower’s available cash, cash equivalents and short-term investments with Bank as long as Bank is obligated to advance funds under the Loan Facility or any amounts thereunder are outstanding.

3.10. Affirmative Covenants from other Loan Documents. All affirmative covenants contained in any Deed of Trust, Security Agreement, Assignment of Leases and Rents, or other security document executed by the Borrower which are described in Section 1 hereof are hereby incorporated by reference herein.

Section 4 [INTENTIONALLY OMITTED]

Section 5 Financial Covenants

The Borrower covenants and agrees that from the date hereof until such time as Bank is no longer obligated to advance funds under the Loan Documents and payment in full of all indebtedness outstanding under the Loan Documents, unless the Bank shall otherwise consent in writing:

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Borrower shall maintain minimum cash or Liquid Assets of at least 150% of total Funded Debt at all times. “Liquid Assets” for purposes of this Agreement are defined as cash or near cash substitutes such as short term government or government agency securities, high grade commercial paper, certificates of deposit, and readily marketable securities and mutual funds. “Funded Debt” for purposes of this Agreement is defined as any borrowed money held as an obligation of Borrower, including, without limitation, obligations for all capitalized leases, letters of credit and bankers acceptances.

Section 6 Negative Covenants

The Borrower covenants and agrees that from the date hereof and until such time as Bank is no longer obligated to advance funds under the Loan Documents and payment in full of all indebtedness outstanding under the Loan Documents, the Borrower shall not, without the prior written consent of the Bank:

6.01. General Prohibition on Liens on Assets. Subject to Section 6.08, create, incur, assume, or suffer to exist any lien upon or with respect to any of Borrower’s, assets, properties or rights, whether now owned or hereafter acquired, for the benefit of any creditor other than the Bank, except:

(a) Liens and security interests in respect of the Existing Indebtedness;

(b) Liens for taxes not yet due and payable or otherwise being contested in good faith and for which appropriate reserves are maintained;

(c) Other liens imposed by law not yet due and payable, or otherwise being contested in good faith and for which appropriate reserves are maintained; and

LOAN AGREEMENT

(d) Purchase money security interests on any property hereafter acquired, provided that such lien shall attach only to the property acquired.

6.02. Debt. Create, incur, assume, or suffer to exist any debt, except:

(a) Debt to the Bank;

(b) Debt outstanding on the date hereof and shown on the most recent financial statements submitted to the Bank;

(c) Accounts payable to trade creditors incurred in the ordinary course of business;

(d) Debt secured by purchase money security interests as outlined above in Section 6.01(d); and

(e) Debt not covered by (a) through (d) above that, in the aggregate, does not exceed $5,000,000; provided, however, that following the incurrence of such additional indebtedness all of the other terms and conditions of this Agreement remain satisfied, including Section 5.

6.03. Change of Legal Form of Business. Change solely Borrower’s name or the legal form of Borrower’s business as shown above, whether by merger, consolidation, conversion or otherwise.

6.04. Leases. Create, incur, assume, or suffer to exist any leases, except:

(a) Leases outstanding on the date hereof and showing on the most recent financial statement submitted to the Bank;

(b) Operating Leases for machinery and equipment in the ordinary course of business of the Borrower.

6.05. Sale or Disposition of Assets; Mergers, Etc.; Purchase of Assets. Sell substantially all of its assets. Further, Borrower shall not be permitted to merge into or acquire the capital stock of any entity or acquire substantially all of the assets of any other entity unless, immediately after the transaction, Borrower (or the continuing or surviving entity, depending on the structure of the transaction) maintains cash or Liquid Assets in the minimum amount of US$20,000,000 and remains in compliance with all other covenants, conditions and requirements of this Agreement and the other Loan Documents.

6.06. Negative Covenants from other Loan Documents. All negative covenants contained in any Deed of Trust, Security Agreement, Assignment of Leases or Rents, or other security document executed by the Borrower which are described in Section 1 hereof are hereby incorporated by reference herein.

6.07. Liens on Stock. Grant security interests in, or permit liens to be filed on, the capital stock of Borrower

6.08. Prohibition on Liens on Intellectual Property. Pledge or grant any lien on any intellectual property owned or acquired by it as security for Funded Debt. For clarity, neither this negative covenant nor any other negative covenant contained herein or in any other Loan Document is intended to restrict the Borrower in any way from licensing or otherwise transferring rights in or to any of Borrower’s intellectual property pursuant to or in connection with alliance, collaboration or licensing relationships, arrangements or agreements or program funding transactions, however structured, with third parties.

Section 7 Hazardous Materials and Compliance with Environmental Laws

7.01. Investigation. Borrower hereby certifies that it has exercised reasonable diligence to ascertain whether its real property, including without limitation all leased properties, is or has been affected by the presence of asbestos, oil, petroleum or other hydrocarbons, urea formaldehyde, PCBs, hazardous or nuclear waste, toxic chemicals and substances, or other hazardous materials (collectively, “Hazardous Materials”), as defined in applicable Environmental Laws. Borrower represents and warrants that, to its knowledge, there are no such Hazardous Materials contaminating its real property and no such materials have been released on or improperly disposed of on its real property during its ownership, occupancy or operation thereof, unless in any such case remediated. Borrower hereby agrees that, except in compliance in all material respects with applicable Environmental Laws, it shall not knowingly permit any release or contamination as long as Bank is obligated to advance funds under the Loan Documents or any indebtedness to Bank under the Loan Documents remains unpaid. In addition, Borrower does not have or use any underground storage tanks on any of its real property which are not registered with the appropriate Federal and/or State agencies and which are not properly equipped and maintained in accordance with all Environmental Laws. If requested by Bank, Borrower shall provide Bank with reasonable assistance required for purposes of determining the existence of Hazardous Materials on its properties, including allowing Bank access thereto, and access to Borrower’s employees having knowledge of, and to files and records within Borrower’s control relating to the existence, storage, or release of Hazardous Materials on Borrower’s properties.

7.02. Compliance. Borrower agrees to comply in all material respects with all applicable Environmental Laws, including, without limitation, all those relating to Hazardous Materials. Borrower further agrees to provide Bank, and all appropriate Federal and State authorities, with prompt notice in writing of any release of Hazardous Materials on any of its properties and to pursue diligently to completion all appropriate and/or required remedial action in the event of such release by Borrower or anyone acting under its direction or control.

7.03. Remedial Action. Bank shall have the right, but not the obligation, to undertake all or any part of any remedial action required of Borrower in the event of a release of Hazardous Materials on any of Borrower’s Properties and to add any expenditures so made to the principal indebtedness secured by the collateral. Borrower agrees to indemnify and hold Bank harmless from any and all loss or liability arising out of any violation of the representations, covenants, and obligations contained in this Section 7.

Section 8 Events of Default

The following shall be “Events of Default” by Borrower:

8.01. The failure to make payment of any installment of principal or interest on any of the Note(s) when due or payable, if such failure continues for five days after receipt of notice thereof from Bank; provided, however, Bank shall have no obligation to provide notice of a payment default, and Borrower shall have no curative period(s), the third time that Borrower shall have failed to make payment of any installment of principal or interest when due within any period of twelve (12) consecutive months, if applicable.

8.02. Should any representation or warranty made in the Loan Documents prove to have been false or misleading in any material respect when made.

8.03. Should any report, certificate, financial statement, or other document furnished prior to the execution of or pursuant to the terms of this Agreement prove to be false or misleading in any material respect.

8.04. Should the Borrower default on the performance of any other obligation of indebtedness when due, if such default continues uncured following the expiration of all applicable grace or curative periods available to Borrower for such default and such default gives rise to the acceleration or termination of such indebtedness.

8.05. Should the Borrower or any Pledgor breach any covenant, condition, or agreement made under any of the Loan Documents, if such breach continues uncured for 30 days after receipt of notice thereof from Bank.

8.06. Should a custodian be appointed for or take possession of any or all of the assets of the Borrower, or should the Borrower either voluntarily or involuntarily become subject to any insolvency proceeding, including becoming a debtor under the United States Bankruptcy Code, any proceeding to dissolve the Borrower, any proceeding to have a receiver appointed, or should the Borrower make an assignment for the benefit of creditors, or should there be an attachment, execution, or other judicial seizure of all or any portion of the Borrower’s assets, including an action or proceeding to seize any funds on deposit with the Bank, and such seizure is not discharged within 30 days.

8.07. Should final judgment for the payment of money be rendered against the Borrower, which is not covered by insurance and remains undischarged for a period of 30 days, unless such judgment or execution thereon is effectively stayed.

8.08. Upon the termination of existence of, or dissolution of, Borrower.

8.09. Should any lien or security interest granted to Bank to secure payment of the Note(s) terminate, fail for any reason to have the priority agreed to by Bank on the date granted, or become unperfected or invalid for any reason.

LOAN AGREEMENT

Section 9 Remedies Upon Default

Upon the occurrence of any of the above listed Events of Default, the Bank may at any time thereafter, at its option, take any or all of the following actions, at the same or at different times:

9.01. Declare the balance(s) of the Note(s) to be immediately due and payable, both as to principal and interest, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower, and such balance(s) shall accrue interest at the Default Rate as provided herein until paid in full;

9.02. Require the Borrower to pledge additional collateral to the Bank from the Borrower’s assets and properties, the acceptability and sufficiency of such collateral to be determined in the Bank’s sole discretion;

9.03. Take immediate possession of and foreclose upon any or all collateral which may be granted to the Bank as security for the indebtedness and obligations of Borrower under the Loan Documents;

9.04. Exercise any and all other rights and remedies available to the Bank under the terms of the Loan Documents and applicable law, including the North Carolina Uniform Commercial Code;

9.05. Any obligation of the Bank to advance funds to the Borrower or any other Person under the terms of under the Loan Facility, the Note(s) and all other obligations, if any, of the Bank under the Loan Documents shall immediately cease and terminate unless and until Bank shall reinstate such obligation in writing.

Section 10 Miscellaneous Provisions

10.01. Definitions.

“Default Rate” shall mean a rate of interest equal to Bank’s Prime Rate plus five percent (5%) per annum (not to exceed the legal maximum rate) from and after the date of an Event of Default hereunder which shall apply, in the Bank’s sole discretion, to all sums owing, including principal and interest, on such date.

“Environmental Laws” shall mean all federal and state laws and regulations which affect or may affect the Mortgaged Property, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Sedimentation Pollution Control Act (N.C.G.S. Sections 113A-5 et seq.), the Hazardous Chemicals Right to Know Act (N.C.G.S. Sections 95-173 et. seq.), the Oil Pollution and Hazardous Substances Control Act (N.C.G.S. Sections 143-215.75 et seq.), the North Carolina Solid Waste Management Act (N.C.G.S. Sections 130A-290 et seq.), and the Coastal Area Management Act (N.C.G.S. Sections 113-a-119 et seq.), as such laws or regulations have been amended or may be amended.

“Loan Documents” shall mean this Agreement including any schedule attached hereto, the Note(s), any Deed(s) of Trust, any Mortgage(s), the Security Agreement(s), any Assignment(s) of Leases and Rents, all UCC Financing Statements, any Guaranty Agreement(s), and all other documents, certificates, and instruments executed in connection therewith, and all renewals, extensions, modifications, substitutions, and replacements thereto and therefor.

“Person” shall mean an individual, partnership, corporation, trust, unincorporated organization, limited liability company, limited liability partnership, association, joint venture, or a government agency or political subdivision thereof.

“GAAP” shall mean U.S. generally accepted accounting principles as established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants, as amended and supplemented from time to time.

“Prime Rate” shall mean the rate of interest per annum announced by the Bank from time to time and adopted as its Prime Rate, which is one of several rate indexes employed by the Bank when extending credit, and may not necessarily be the Bank’s lowest lending rate.

10.02. Non-impairment. If any one or more provisions contained in the Loan Documents shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained therein shall not in any way be affected or impaired thereby and shall otherwise remain in full force and effect.

10.03. Applicable Law. The Loan Documents shall be construed in accordance with and governed by the laws of the State of North Carolina.

10.04. Waiver. Neither the failure or any delay on the part of the Bank in exercising any right, power or privilege granted in the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power, or privilege which may be provided by law.

10.05. Modification. No modification, amendment, or waiver of any provision of any of the Loan Documents shall be effective unless in writing and signed by the Borrower and Bank.

10.06. Payment Amount Adjustment. In the event that any Loan(s) referenced herein has a variable (floating) interest rate and the interest rate increases, Bank, at its sole discretion, may at any time adjust the Borrower’s payment amount(s) to prevent the amount of interest accrued in a given period to exceed the periodic payment amount or to cause the Loan(s) to be repaid within the same period of time as originally agreed upon.

10.07 Stamps and Fees. The Borrower shall pay all federal or state stamps, taxes, or other fees or charges, if any are payable or are determined to be payable by reason of the execution, delivery, or issuance of the Loan Documents or any security granted to the Bank; and the Borrower agrees to indemnify and hold harmless the Bank against any and all liability in respect thereof.

10.08. Attorneys’ Fees. In the event the Borrower shall default in any of its obligations hereunder and the Bank believes it necessary to employ an attorney to assist in the enforcement or collection of the indebtedness of the Borrower to the Bank, to enforce the terms and provisions of the Loan Documents, or to modify the Loan Documents as a result of such default, or in the event the Bank voluntarily or otherwise should become a party to any suit or legal proceeding (including a proceeding conducted under the Bankruptcy Code), the Borrower agrees to pay the reasonable attorneys’ fees of the Bank and all related costs of collection or enforcement that may be incurred by the Bank. The Borrower shall be liable for such attorneys’ fees and costs whether or not any suit or proceeding is actually commenced.

10.09. Bank Making Required Payments. In the event Borrower shall fail to maintain insurance, pay taxes or assessments, costs and expenses which Borrower is, under any of the terms hereof or of any Loan Documents, required to pay, or fail to keep any of the properties and assets constituting collateral free from new security interests, liens, or encumbrances, except as permitted herein, Bank may at its election make expenditures for any or all such purposes and the amounts expended together with interest thereon at the Default Rate, shall become immediately due and payable to Bank, and shall have benefit of and be secured by the collateral; provided, however, the Bank shall be under no duty or obligation to make any such payments or expenditures.

10.10. Right of Offset. Any indebtedness owing from Bank to Borrower may be set off and applied by Bank on any indebtedness or liability of Borrower to Bank, at any time and from time to time after maturity, whether by acceleration or otherwise, and without demand or notice to Borrower. Prior to the occurrence of an Event of Default, Bank may sell participations in or make assignments of any Loan made under this Agreement (except that Bank may not sell participations in or make assignments of any Loan made under this Agreement to any competitor of Borrower), and following the occurrence and during the continuance of an Event of Default, Bank may sell participations in or make assignments of any Loan made under this Agreement without restriction. Borrower agrees that any such permitted participant or assignee shall have the same right of setoff as is granted to the Bank herein.

10.11. UCC Authorization. Borrower authorizes Bank to file such UCC Financing Statements describing the collateral in any location deemed necessary and appropriate by Bank without Borrower’s signature.

10.12. Modification and Renewal Fees. Bank may, at its option, charge any fees for modification, renewal, extension, or amendment of any terms of the Note(s) permitted by N.C.G.S.§ 24.1.1 in North Carolina, and as otherwise permitted by law if Borrower is located in another state.

10.13. Conflicting Provisions. If provisions of this Agreement shall be inconsistent with any terms or provisions of any of the Note(s) or Security Agreement(s) covering the same or substantially the same subject matter, the provisions of this Agreement shall control.

LOAN AGREEMENT

10.14. Notices. Any notice permitted or required by the provisions of this Agreement shall be deemed to have been given when delivered in writing to the City Executive or any Vice President of the Bank at its offices in Winston Salem, North Carolina, and to the Chief Financial Officer of the Borrower at its offices in Winston Salem, North Carolina.

10.15. Consent to Jurisdiction. Borrower hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement may be instituted in the Superior Court in Forsyth County, North Carolina, or the United States District Court for the Middle District of North Carolina, or in such other appropriate court and venue as Bank may choose in its sole discretion. Borrower consents to the jurisdiction of such courts and waives any objection relating to the basis for personal or in rem jurisdiction or to venue which Borrower may now or hereafter have in any such legal action or proceedings.

10.16. Counterparts. This Agreement may be executed by one or more parties on any number of separate counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.17. Entire Agreement. The Loan Documents embody the entire agreement between Borrower and Bank with respect to the Loan Facility and the Loans, and there are no oral or parol agreements existing between Bank and Borrower with respect thereto which are not expressly set forth in the Loan Documents.

IN WITNESS WHEREOF, the Bank and Borrower have caused this Agreement to be duly executed under seal all as of the date first above written.

Borrower:

WITNESS:		TARGACEPT, INC.

/s/ Mauri K. Hodges	By:	/s/ Alan A. Musso
Alan A. Musso
	Title:	Vice President and Chief Financial Officer

Bank:

WITNESS:	BRANCH BANKING AND TRUST COMPANY

/s/ Mauri K. Hodges	By:	/s/ Michael P. Gwyn
Michael P. Gwyn
	Title:	Senior Vice President

SCHEDULE “A”

Note Number:

PROMISSORY NOTE

**$ **	, 200

FOR VALUE RECEIVED, the undersigned TARGACEPT, INC., a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to the order of BRANCH BANKING AND TRUST COMPANY (“Bank”), at its office located at Winston-Salem, North Carolina, in lawful money of the United States and in immediately available funds, the principal amount of                                          DOLLARS ($            ) and to pay interest (computed on the basis of a year of three hundred sixty (360) days for the actual number of days for which principal is outstanding under this Note) from the date of this Note on the unpaid principal amount of this Note at a rate per annum equal to the rate selected below:

             The thirty (30) day LIBOR rate plus two hundred fifteen (215) basis points; or

             A fixed rate equal to              percent (    %), which rate is equal to the Bank’s fixed rate cost of funds index plus two hundred fifteen (215) basis points.

(Borrower to select one of the above interest rates by initialing on the line which corresponds to the desired rate).

“LIBOR” shall mean the interest rate as reported by                                          (or any successor or comparable reporting service chosen by Bank) by 9:00 A.M. on the business day of each month which either is or is most closest to the first day of such month, for the offering of dollar deposits by leading banks in the London interbank market for amounts comparable to the amount of this Note. In the event that LIBOR or the practice of announcing it shall be abolished or abandoned, or should the same be unascertainable, Bank and Borrower shall agree in writing on a comparable reference rate, which shall be deemed to be LIBOR under this Note and the other Loan Documents.

The principal balance of this Note, together with all accrued interest, shall be payable in                      (    ) equal monthly installments of                                          DOLLARS ($            ), with the first payment commencing on the first day of the month immediately following the date of this Note and continuing on the same day of each month thereafter. A final payment of the remaining outstanding principal balance, together with all accrued but unpaid interest, shall be due and payable on                                  , 20    .

1

SCHEDULE “A”

If the LIBOR rate is selected, any change in the interest rate resulting from a change in LIBOR shall be effective at the beginning of the first day of the month following the date on which such change in LIBOR becomes effective. Borrower acknowledges and agrees that the monthly payments described above may increase upon any increase in LIBOR, in which event Bank shall recompute the monthly installments of principal and interest to recalculate such payments over the remaining balance of the applicable amortization and payment period.

If any payment is to be made on a day other than a business day, the maturity shall be extended to the next succeeding business day, and interest shall be payable at the rate in effect during such extension.

Borrower shall pay a late fee in the amount of four percent (4%) of any amount past due for fifteen (15) days or more. When any amount due hereunder is past due, subsequent payments shall first be applied to the past due balance. In addition, Borrower shall pay to Bank a returned payment fee in accordance with Bank’s then-current schedule of such fees if any payment hereunder is returned to Bank due to insufficient funds.

This Note evidences the obligations of Borrower with respect to a Tranche under the Loan Facility established under that certain Loan Agreement dated                          , 2008 (the “Loan Agreement”), all the terms, conditions and covenants of which are expressly made a part of this Note and incorporated herein by this reference in the same manner and with the same effect as if set forth herein. Any holder of this Note is entitled to the benefits of and remedies provided in the Loan Agreement and the other Loan Documents. The Loan Agreement contains provisions concerning the advancement of funds, maturity, payment of principal, interest rate, computation and payment of interest, maximum legal interest rate, increase and decrease of interest rate, prepayment, Events of Default, and rights and remedies upon an Event of Default, and this Note is subject to all such terms and provisions and the other terms and provisions of the Loan Agreement hereunto pertaining.

If an Event of Default occurs, then Bank shall have the option of declaring the entire outstanding principal balance of this Note and all accrued interest immediately due and payable. If, after default or maturity, this Note is referred to an attorney for collection or enforcement, Borrower shall pay all costs and expenses of collection or enforcement including, without limitation, reasonable attorneys’ fees.

This Note is subject to cross-default and is cross-collateralized with each other promissory note which evidences a Tranche under the Loan Facility. Any Event of Default with respect to any other promissory note which evidences a Tranche under the Loan Facility shall also constitute an Event of Default with respect to this promissory note, and any Event of Default with respect to this promissory note shall likewise constitute an Event of Default under each other promissory note which evidences a Tranche under the Loan Facility.

Presentment, notice of dishonor and protest are waived by all makers, sureties, guarantors and endorsers of this Note. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers and shall be binding upon their successors and assigns.

2

SCHEDULE “A”

This Note is secured by certain collateral as described in that certain Security Agreement by and between Borrower and Bank of even date herewith, together with all other collateral securing any other promissory note which evidences a Tranche under the Loan Facility.

Capitalized terms, not defined herein, shall have the meanings assigned to them in the Loan Agreement.

This Note shall be governed by the laws of North Carolina.

IN WITNESS WHEREOF, the undersigned has duly executed this Promissory Note under seal as of the date written above.

TARGACEPT, INC.

By:
Name:
Title:

3

Schedule “B”

City:                                , NC

BB&T SECURITY AGREEMENT

This Security Agreement (“Security Agreement”), is made , between

(“Debtor”), and Branch Banking and Trust Company, a North Carolina banking corporation (“Secured Party”).

This Security Agreement is entered into in connection with (check applicable items):

☐	(i)	a Loan Agreement (“Loan Agreement”) dated on or before the date of this Security Agreement under which the Secured Party has agreed to make a loan(s) and/or establish a line(s) of credit;

☐	(ii)	a promissory note dated (including all extensions, renewals, modifications and substitutions thereof, the “Note”) of the Debtor or of the “Borrower”), in the principal amount of $ .

☐	(iii)	a guaranty agreement or agreements (whether one or more, the “Guaranty”) executed by the guarantors named therein (whether one or more, the “Guarantors”) dated on or about the same date as this Security Agreement;

☐	(iv)	a control agreement covering the Debtor’s, Borrower’s, or any Guarantor’s Deposit Account(s), Investment Property, Letter-of-Credit Rights, or Electronic Chattel Paper dated on or about the same date as this Security Agreement executed by the Debtor, the Borrower, and any such Guarantor;

☐	(v)	the sale by Debtor and purchase by Secured Party of Accounts, Chattel Paper, Payment Intangibles and/or Promissory Notes; and/or

☐	(vi)

Secured Party and Debtor agree as follows:

I.	DEFINITIONS.

1.1 Collateral. Unless specific items of personal property are described below, the Collateral shall consist of all now owned and hereafter acquired and wherever located personal property of Debtor identified below, each capitalized term as defined in Article 9 of the North Carolina Uniform Commercial Code (“UCC”)(check applicable items):

☐	(i)	Accounts, including all contract rights and health-care-insurance receivables;
☐	(i-a)	The Account(s), contract right(s) and/or Health-Care-Insurance Receivables specifically described as follows;

☐	(ii)	Inventory, including all returned inventory;
☐	(ii-a)	The Inventory specifically described as follows:

☐	(iii)	Equipment, including all Accessions thereto, and all manufacturer’s warranties, parts and tools therefor;
☐	(iii-a)	The Equipment, including all Accessions thereto, all manufacturer’s warranties therefor, and all parts and tools therefor, specifically described as follows:

☐	(iv)	Investment Property, including the following certificated securities and/or securities account(s) specifically described as follows:

☐	(v)	Instruments, including all promissory notes and certificated certificates of deposit specifically described as follows:

☐	(vi)	Deposit Accounts with Secured Party specifically described below (list account number(s)):
☐	(vi-a)	The Deposit Accounts with other financial institutions specifically described as follows (list financial institution and account numbers):

☐	(vii)	Chattel Paper (whether tangible or electronic);
☐	(vii-a)	The Chattel Paper specifically described as follows:

☐	(viii)	Goods, including all Fixtures and timber to be cut, located or situated on the real property specifically described as follows (list legal description as shown on deed including county and state):

ACCOUNT # / NOTE #

1476NC (0708)	Page 1 of 6

☐	(ix)	Farm Products, including all crops grown, growing or to be grown, livestock (born and unborn), supplies used or produced in a farming operation, and products of crops and livestock;
☐	(ix-a)	The Farm Products specifically described as follows:

☐	(x)	As-Extracted Collateral from the following location(s) (list legal description including county and state):

☐	(xi)	The Letter-of-Credit Rights under the following letter(s) of credit (list issuer, number and amount):

☐	(xii)	Documents of Title, including all warehouse receipts and bills of lading specifically described as follows:

☐	(xiii)	Commercial Tort Claim(s) more specifically described as follows:

☐	(xiv)	Money, including currency and/or rare coins delivered to and in possession of the Secured Party specifically described as follows:

☐	(xv)	Software specifically described as follows:

☐	(xvi)	Manufactured Home(s):

Model	Year	Serial Number 1	Doublewide Serial Number 2
1.
2.

☐	(xvii)	Vehicles, including recreational vehicles and watercraft described below:

New/Used	Year/Make	Model/Body Type	VIN Number/Serial Number
1.
2.
3.
4.
5.
6.

☐	(xviii)	General intangibles, including all Payment Intangibles, copyrights, trademarks, patents, tradenames, tax refunds, company records (paper and electronic), rights under equipment leases, warranties, software licenses, and the following, if any:

☐	(xix)	Supporting Obligations;

☐	(xx)	to the extent not listed above as original collateral, all proceeds (cash and non-cash) and products of the foregoing.

☐	See Schedule “A” to Security Agreement.

1.2 Obligations. This Security Agreement secures the following (collectively, the “Obligations”);

(i)	Debtor’s or Borrower’s obligations under the Note, the Loan Agreement, and this Security Agreement, and in addition to the foregoing obligations, if the Debtor is a Guarantor, its obligations under its Guaranty;

(ii)	all of Debtor’s or Borrower’s present and future indebtedness and obligations to Secured Party including without limitation any obligation to reimburse and repay Secured Party for paying any Standby or Commercial Letter of Credit issued on the account of Debtor or Borrower pursuant to an application therefor;

(iii)	the repayment of (a) any amounts that Secured Party may advance or spend for the maintenance or preservation of the Collateral, and (b) any other expenditures that Secured Party may make under the provisions of this Security Agreement or for the benefit of Debtor or Borrower;

(iv)	all amounts owed under any modifications, renewals, extensions or substitutions of any of the foregoing obligations;

(v)	all Default Costs, as defined in Paragraph VIII of this Security Agreement; and

(vi)	any of the foregoing that may arise after the filing of a petition by or against Debtor or Borrower under the Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Bankruptcy Code § 362 or otherwise.

1.3 UCC Any term used in the UCC and not otherwise defined in this Security Agreement has the meaning given to the term in the UCC.

1476NC (0708)	Page 2 of 6

II.	GRANT OF SECURITY INTEREST.

Debtor grants a security interest in the Collateral to Secured Party to secure the payment and performance of the Obligations.

III.	PERFECTION OF SECURITY INTERESTS.

3.1	Filing of Security Interests.

(i)	Debtor authorizes Secured Party to execute on the Debtor’s behalf and file any financing statement (the “Financing Statement”) describing the Collateral in any location deemed necessary and appropriate by Secured Party.

(ii)	Debtor authorizes Secured Party to file a Financing Statement describing any agricultural liens or other statutory liens held by Secured Party.

(iii)	Secured Party shall receive prior to the closing an official report from the Secretary of State of each Place of Business and the Debtor State, each as defined below, collectively (the “Filing Reports”) indicating that Secured Party’s security interest is prior to all other security interests or other interests reflected in the report.

3.2	Possession.

(i)	Debtor shall have possession of the Collateral, except where expressly otherwise provided in this Security Agreement or where Secured Party chooses to perfect its security interest by possession in addition to the filing of a Financing Statement.

(ii)	Where Collateral is in the possession of a third party, Debtor will join with Secured Party in notifying the third party of Secured Party’s security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party.

3.3	Control Agreements. Debtor will cooperate with Secured Party in obtaining a control agreement in form and substance satisfactory to Secured Party with respect to Collateral consisting of (check appropriate items):

☐	Deposit Accounts (for deposit accounts at other financial institutions);

☐	Investment Property for securities accounts, mutual funds and other uncertificated securities;

☐	Letter-of-credit rights; and/or

☐	Electronic chattel paper.

3.4	Marking of Chattel Paper. If Chattel Paper is part of the Collateral, Debtor will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to Secured Party indicating that Secured Party has a security interest in the Chattel Paper.

IV.	POST-CLOSING COVENANTS AND RIGHTS CONCERNING THE COLLATERAL.

4.1	Inspection. The parties to this Security Agreement may inspect any Collateral in the other party’s possession, at any time upon reasonable notice.

4.2	Personal Property. Except for items specifically identified by Debtor and Secured Party as Fixtures, the Collateral shall remain personal property at all times, and Debtor shall not affix any of the Collateral to any real property in any manner which would change its nature from that of personal property to real property or to a fixture.

4.3	Secured Party’s Collection Rights. Secured Party shall have the right at any time to enforce Debtor’s rights against any account debtors and obligors.

4.4	Limitations on Obligations Concerning Maintenance of Collateral,

(i)	Risk of Loss. Debtor has the risk of loss of the Collateral.

(ii)	No Collection Obligation. Secured Party has no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral.

4.5	No Disposition of Collateral. Secured Party does not authorize, and Debtor agrees not to;

(i)	make any sales or leases of any of the Collateral other than in the ordinary course of business;

(ii)	license any of the Collateral; or

(iii)	grant any other security interest in any of the Collateral.

4.6	Purchase Money Security Interests. To the extent Debtor uses the Loan to purchase Collateral. Debtor’s repayment of the Loan shall apply on a “first-in-first-out” basis so that the portion of the Loan used to purchase a particular item of Collateral shall be paid in the chronological order the Debtor purchased the Collateral.

4.7	Insurance. Debtor shall obtain and keep in force such insurance on the Collateral as is normal and customary in the Debtor’s business or as the Secured Party may require, all in such amounts, under such forms of policies, upon such terms, for such periods and written by such insurance companies as the Secured Party may approve. All policies of insurance will contain the long-form Lender’s Loss Payable clause in favor of the Secured Party, and the Debtor shall deliver the policies or complete copies thereof to the Secured Party. Such policies shall be noncancellable except upon thirty (30) days’ prior written notice to the Secured Party. The proceeds of all such insurance, if any loss should occur, may be applied by the Secured Party to the payment of the Obligations or to the replacement of any of the Collateral damaged or destroyed, as the Secured Party may elect or direct in its sole discretion. The Debtor hereby appoints (which appointment constitutes a power coupled with an interest and is irrevocable as long as any of the Obligations remain outstanding) Secured Party as its lawful attorney-in-fact with full authority to make, adjust, settle claims under and/or cancel such insurance and to endorse the Debtor’s name on any instruments or drafts issued by or upon any insurance companies.

V.	DEBTORS REPRESENTATIONS AND WARRANTIES.

Debtor represents and warrants to Secured Party:

5.1	Title to and transfer of Collateral. It has rights in or the power to transfer the Collateral and its title to the Collateral is free of all adverse claims, liens, security interests and restrictions on transfer or pledge except as created by this Security Agreement.

5.2	Location of Collateral. All collateral consisting of goods (equipment, inventory, fixtures, crops, unborn young of animals, timber to be cut, manufactured homes; and other tangible, movable personal property) is located solely in the following States (the “Collateral States”):

5.3	Location, State of Incorporation and Name of Debtor. Debtor’s:

(i)	chief executive office (if Debtor has more than one place of business), place of business (if Debtor has one place of business), or principal residence (if Debtor is an individual), is located in the following State and address (the “Place of Business”):

(ii)	state of incorporation or organization is (the “Debtor State”);
(iii)	exact legal name is as set forth in the first paragraph of this Security Agreement.

1476NC (0708)	Page 3 of 6

5.4	Business or Agricultural Purpose. None of the Obligations is a Consumer Transaction, as defined in the UCC and none of the Collateral has been or will be purchased or held primarily for personal, family or household purposes.

VI.	DEBTORS COVENANTS.

Until the Obligations are paid in full, Debtor agrees that it will:

6.1	preserve its legal existence and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets;

6.2	not change the Debtor State of its registered organization;

6.3	not change its registered name without providing Secured Party with 30 days’ prior written notice; and

6.4	not change the state of its Place of Business or, if Debtor is an individual, change his state of residence without providing Secured Party with 30 days’ prior written notice.

VII.	EVENTS OF DEFAULT.

The occurrence of any of the following shall, at the option of Secured Party, be an Event of Default:

7.1	Any default or Event of Default by Borrower or Debtor under the Note, Loan Agreement, any of the other loan documents, and Guaranty or any of the other Obligations;

7.2	Debtor’s failure to comply with any of the provisions of, or the incorrectness of any representation or warranty contained in, this Security Agreement, the Note, the Loan Agreement, or in any other document relating to the Obligations;

7.3	Transfer or disposition of any of the Collateral, except as expressly permitted by this Security Agreement;

7.4	Attachment, execution or levy on any of the Collateral;

7.5	Debtor voluntarily or involuntarily becoming subject to any proceeding under (a) the Bankruptcy Code or (b) any similar remedy under state statutory or common law;

7.6	Debtor shall fail to comply with, or become subject to any administrative or judicial proceeding under any federal, state or local (a) hazardous waste or environmental law, (b) asset forfeiture or similar law which can result in the forfeiture of property, or (c) other law, here noncompliance may have any significant effect on the Collateral; or

7.7	Secured Party shall receive at any time following the closing a UCC filing report indicating that Secured Party’s security interest is not prior to all other security interests or other interests reflected in the report.

VII.	DEFAULT COSTS.

8.1	Should an Event of Default occur, Debtor will pay to Secured Party all costs incurred by the Secured Party for the purpose of enforcing its rights hereunder, including:

(i)	costs of foreclosure;

(ii)	costs of obtaining money damages; and

(iii)	a reasonable fee for the service of attorneys employed by Secured Party for any purpose related to this Security Agreement or the Obligations, including without limitation consultation, drafting documents, sending notices or instituting, prosecuting or defending litigation or arbitration.

IX.	REMEDIES UPON DEFAULT.

9.1	General. Upon any Event of Default, Secured Party may pursue any remedy available at law (including those available under the provisions of the UCC), or in equity to collect, enforce or satisfy any Obligations then owing, whether by acceleration or otherwise.

9.2	Concurrent Remedies. Upon any Event of Default, Secured Party shall have the right to pursue any of the following remedies separately, successively or concurrently:

(i)	File suit and obtain judgment and, in conjunction with any action, Secured Party may seek any ancillary remedies provided by law or at equity, including levy of attachment and garnishment.

(ii)	Take possession of any Collateral if not already in its possession without demand and without legal process. Upon Secured Party’s demand, Debtor will assemble and make the Collateral available to Secured Party as it directs. Debtor grants to Secured Party the right, for this purpose, to enter into or on any premises where Collateral may be located.

(iii)	Without taking possession, sell, lease or otherwise dispose of the Collateral at public or private sale in accordance with the UCC.

X.	FORECLOSURE PROCEDURES.

10.1	No Waiver. No delay or omission by Secured Party to exercise any right or remedy accruing upon any Event of Default shall (a) impair any right or remedy, (b) waive any default or operate as an acquiescence to the Event of Default, or (c) affect any subsequent default of the same or of a different nature.

10.2	Notices, Secured Party shall give Debtor such notice of any private or public sale as may be required by the UCC.

10.3	Condition of Collateral. Secured Party has no obligation to repair, clean-up or otherwise prepare the Collateral for sale.

10.4	No Obligation to Pursue Others. Secured Party has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Secured Party may release, modify or waive any collateral provided by any other person to secure any of the Obligations, all without affecting Secured Party’s rights against Debtor. Debtor waives any right it may have to require Secured Party to pursue any third person for any of the Obligations.

10.5	Compliance With Other Laws. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

10.6	Warranties. Secured Party may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

10.7	Sales on Credit. If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale as and when received, less expenses.

10.8	Purchases by Secured Party. In the event Secured Party purchases any of the Collateral being sold, Secured Party may pay for the Collateral by crediting some or all of the Obligations of the Debtor.

1476NC (0708)	Page 4 of 6

10.9	No Marshalling. Secured Party have no obligation to marshal any assets in favor of Debtor, or against or in payment of:

(i)	the Note,

(ii)	any of the other Obligations, or

(iii)	any other obligation owed to Secured Party, Borrower or any other person.

XI.	MISCELLANEOUS.

11.1	Assignment.

(i)	Binds Assignees. This Security Agreement shall bind and shall inure to the benefit of the successors and assigns of Secured Party, and shall bind all heirs, personal representatives, executors, administrators, successors and permitted assigns of Debtor.

(ii)	No Assignments by Debtor. Secured Party does not consent to any assignment by Debtor except as expressly provided in this Security Agreement.

(iii)	Secured Party Assignments. Secured Party may assign its rights and interests under this Security Agreement. If an assignment is made, Debtor shall render performance under this Security Agreement to the assignee. Debtor waives and will not assert against any assignee any claims, defenses or set-offs which Debtor could assert against Secured Party except defenses which cannot be waived.

11.2	Severability. Should any provision of this Security Agreement be found to be void, invalid or unenforceable by a court or panel of arbitrators of competent jurisdiction, that finding shall only affect the provisions found to be void, invalid or unenforceable and shall not affect the remaining provisions of this Security Agreement.

11.3	Notices. Any notices required by this Security Agreement shall be deemed to be delivered when a record has been (a) deposited in any United States postal box if postage is prepaid, and the notice properly addressed to the intended recipient, (b) received by telecopy, (c) received through the Internet, and (d) when personally delivered.

11.4	Headings. Section headings used in this Security Agreement are for convenience only. They are not a part of this Security Agreement and shall not be used in construing it.

11.5	Governing Law. This Security Agreement is being executed and delivered and is intended to be performed in the State of North Carolina and shall be construed and enforced in accordance with the laws of the State of North Carolina, except to the extent that the UCC provides for the application of the law of the Debtor State.

11.6	Rules of Construction.

(i)	No reference to “proceeds” in this Security Agreement authorizes any sale, transfer, or other disposition of the Collateral by the Debtor except in the ordinary course of business.

(ii)	“Includes” and “including” are not limiting.

(iii)	“Or” is not exclusive.

(iv)	“All” includes “any” and “any” includes “all.”

11.7	Integration and Modifications.

(i)	This Security Agreement is the entire agreement of the Debtor and Secured Party concerning its subject matter.

(ii)	Any modification to this Security Agreement must be made in writing and signed by the party adversely affected.

11.8	Waiver. Any party to this Security Agreement may waive the enforcement of any provision to the extent the provision is for its benefit.

11.9	Further Assurances. Debtor agrees to execute any further documents, and to lake any further actions, reasonably requested by Secured Party to evidence or perfect the security interest granted herein or to effectuate the rights granted to Secured Party herein.

11.10	WAIVER OF TRIAL BY JURY. UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, THE UNDERSIGNED HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS SECURITY AGREEMENT OR ANY LOAN DOCUMENT EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE UNDERSIGNED AND SECURED PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SECURED PARTY TO MAKE THE LOAN TO DEBTOR OR BORROWER. FURTHER, THE UNDERSIGNED HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF SECURED PARTY, NOR SECURED PARTY’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SECURED PARTY WOULD NOT SEEK TO ENFORCE THIS WAIVER OR RIGHT TO JURY TRIAL PROVISION IN THE EVENT OF LITIGATION. NO REPRESENTATIVE OR AGENT OF SECURED PARTY, NOR SECURED PARTY’S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

11.11	Addendum. Attachment hereto is an Addendum which amends certain provisions of this Security Agreement, the terms of which are incorporated herein by this reference, as if set forth herein.

SIGNATURES ON THE FOLLOWING PAGE

1476NC (0708)	Page 5 of 6

The parties have signed this Security Agreement under seal as of the day and year first above written.

If Debtor is a Corporation:

WITNESS:

NAME OF CORPORATION

	By:	(SEAL)
Title:

	By:	(SEAL)
Title:

If Debtor is a Partnership, Limited Liability Company, Limited Liability Partnership or

Limited Liability Limited Partnership:

WITNESS:

NAME OF PARTNERSHIP, LLC, LLP OR LLLP

	By:		(SEAL)
GENERAL PARTNER OR MANAGER

	By:		(SEAL)
GENERAL PARTNER OR MANAGER

	By:	GENERAL PARTNER OR MANAGER	(SEAL)

If Debtor is an Individual:

WITNESS:

TYPE NAME OF DEBTOR

(SEAL)

TYPE NAME OF DEBTOR

(SEAL)

ADDENDUM

TO

BB&T SECURITY AGREEMENT

This Addendum is attached to and made a part of the BB&T Security Agreement dated                          , 200    , between Targacept, Inc., and Branch Banking and Trust Company, a North Carolina banking corporation (the “Security Agreement”). To the extent of any inconsistency between the terms and conditions of this Addendum and the Security Agreement, the terms of this Addendum shall control.

1. In recognition of the parties’ extensive negotiations of that certain Loan Agreement dated                          , 2008 (the “Loan Agreement”), and in an effort to avoid any confusion or inconsistency between the negotiated terms of the Loan Agreement and the Security Agreement, the parties agree that (a) Sections 6.1, 6.2, 7.1, 7.2, 7.5 and 7.6 of the Security Agreement shall be deemed stricken, void and of no force or effect and (b) if any other provision of the Security Agreement shall be inconsistent with any provision of the Loan Agreement covering the same or substantially the same subject matter, the provision of the Loan Agreement shall control.

2. The occurrence of any Event of Default (as defined in Section 8 of the Loan Agreement) shall also constitute an Event of Default as that term is used in the Security Agreement.

3. The following is added to the Security Agreement as Section 7.8:

7.8 Debtor shall fail to comply with, or become subject to, any administrative or judicial proceeding under any federal, state or local (a) asset forfeiture or similar law which is reasonably likely to result in the forfeiture of the Collateral or any part thereof, or (b) other law where noncompliance shall have a material adverse effect on the Collateral or any part thereof.

4. As of the date hereof, this Addendum constitutes the sole modifications to the Security Agreement to which it is attached.

IN WITNESS WHEREOF, the parties have executed this Addendum as of the same date as the Security Agreement.

TARGACEPT, INC.

By:
Name:
Title:

BRANCH BANKING AND TRUST COMPANY

By:
Name:
Title:

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